FORM N-SAR
EXHIBIT 77Q1E

THE MAINSTAY FUNDS
811-04550
FOR PERIOD ENDED 10/31/10

THE MAINSTAY FUNDS

AMENDMENT TO THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 1st  day of July 2010, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and Winslow Capital Management, Inc., a  Minnesota corporation (the “Subadvisor”) and subsidiary of Nuveen Investments, Inc., a Delaware corporation.

WHEREAS, the Manager and the Subadvisor are parties to an Amended and Restated Subadvisory Agreement, dated December 26, 2008, related to The MainStay Funds (the “Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect certain fee changes.

NOW, THEREFORE, the parties agree as follows:

(i)	effective July 1, 2010, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

*           *           *

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/Thomas Lynch___                                                                By:            _/s/ Stephen Fisher____
Name:           Thomas Lynch                                                      Name:           Stephen P. Fisher
Title:                      Vice President & Assistant                                                                Title:           Senior Managing Director
General Counsel

WINSLOW CAPITAL MANAGEMENT, INC.

Attest:/s/ Juan A. Baillon                                                                           By: /s/ Clark Winslow__
Name:           Juan A. Baillon                                                                Name:           Clark J. Winslow
Title:           CAO, CFO, Sr. Managing Director                                                                           Title:           Chief Executive Officer

SCHEDULE A
(As of July 1, 2010)

1. Subadvisor shall provide services for the following series of the Trust:

•	MainStay Large Cap Growth Fund

2. Subadvisor shall be paid:

0.40% of the average daily net asset value of all Subadvisor-serviced investment company assets managed by the Manager, including series of the Trust, up to $100 million;

0.35% of the average daily net asset value of all Subadvisor-serviced investment company assets managed by the Manager, including portfolios of the Trust, from $100 million to $350 million;

0.30% of the average daily net asset value of all Subadvisor-serviced investment company assets managed by the Manager, including series of the Trust, from $350 million to $600 million;

0.25% of the average daily net asset value of all Subadvisor-serviced investment company assets managed by the Manager, including series of the Trust, from $600 million to $1 billion; and

0.20% of the average daily net asset value of all Subadvisor-serviced investment company assets managed by the Manager, including series of the Trust, in excess of $1 billion.

THE MAINSTAY FUNDS

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is made as of the 1st day of August 2010, between The MainStay Funds, a Massachusetts business trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to an Amended and Restated Management Agreement, dated August 1, 2008, as amended (the “Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect revisions to the management fee for MainStay Large Cap Growth Fund and MainStay High Yield Corporate Bond Fund.

NOW, THEREFORE, the parties agree as follows:

(ii)	Effective August 1, 2010, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/ Kevin M. Bopp                                                                           By:           /s/ Stephen P. Fisher
Name:           Kevin M. Bopp                                                                Name:            Stephen P. Fisher
Title:                      Vice President and Assistant                                                                           Title:            Senior Managing Director
General Counsel

THE MAINSTAY FUNDS

Attest:                      /s/ Kevin M. Bopp                                                      By:           /s/ Jack R. Benintende
Name:           Kevin M. Bopp                                                                Name:           Jack R. Benintende
Title:                      Assistant Secretary                                                                Title:           Treasurer

SCHEDULE A

(AS OF AUGUST 1, 2010)

FOR ALL SERVICES RENDERED BY THE MANAGER HEREUNDER, EACH FUND OF THE COMPANY SHALL PAY THE MANAGER AND THE MANAGER AGREES TO ACCEPT AS FULL COMPENSATION FOR ALL SERVICES RENDERED HEREUNDER, AN ANNUAL FEE EQUAL TO THE FOLLOWING:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS

Common Stock Fund	0.550% up to $500 million; 0.525% from $500 million to $1 billion; and 0.500% in excess of $1 billion
Convertible Fund	0.600% up to $500 million; 0.550% from $500 million to $1 billion; and 0.500% in excess of $1 billion
Diversified Income Fund	0.600% up to $500 million; 0.550% from $500 million to $1 billion; and 0.500% in excess of $1 billion
Equity Index Fund	0.250% up to $1.0 billion; 0.225% from $1 billion to $3 billion; and 0.200% in excess of $3 billion
Global High Income Fund	0.700% up to $500 million; 0.650% in excess of $500 million
Government Fund	0.600% up to $500 million; 0.575% from $500 million to $1 billion; and 0.550% in excess of $1 billion
High Yield Corporate Bond Fund	0.600% up to $500 million; 0.550% from $500 million to $5.0 billion; 0.525% from $5.0 billion to $7 billion; and 0.50% in excess of $7 billion

Income Builder	0.640% up to $500 million; 0.600% from $500 million to $1 billion; and 0.575% in excess of $1 billion
International Equity Fund	0.900% up to $500 million; and 0.850 in excess of $500 million
Large Cap Growth Fund
0.800% up to $250 million;
0.750% from $250 million to $500 million;
0.725% from $500 million to $750 million;
0.700% from $750 million to $2 billion;
0.650% from $2 billion to $3 billion;
0.600% from $3 billion to $7 billion; and
0.575% in excess of $7 billion

MAP Fund	0.750% up to $1 billion; and 0.700% in excess of $1 billion
Money Market Fund	0.450% up to $500 million; 0.400% from $500 million up to $1 billion; and 0.350% in excess of $1 billion
Principal Preservation Fund	0.250% on all assets
Tax Free Bond Fund	0.500% up to $500 million; 0.475% from $500 million to $1 billion; and 0.450% in excess of $1 billion

IN ADDITION, EACH FUND OF THE TRUST SHALL PAY THE MANAGER THE FEE SET FORTH BELOW.  IN THE EVENT THIS AGREEMENT IS IN EFFECT FOR ONLY A PORTION OF ANY ONE YEAR, THE FEE PAYABLE BELOW SHALL BE REDUCED PROPORTIONATELY ON THE BASIS OF THE NUMBER OF BUSINESS DAYS (ANY DAY ON WHICH THE NEW YORK STOCK EXCHANGE IS OPEN FOR TRADING) DURING WHICH THE AGREEMENT WAS IN EFFECT FOR THAT YEAR.

FUND NET ASSETS	ACCOUNTING FEE SCHEDULE
First $20 Million	1/20 of 1%
Next $80 Million	1/30 of 1%
Excess	1/100 of 1%
Minimum Monthly Charge	$1,000

This fee shown above is an annual charge, billed and payable monthly, based upon average monthly net assets.

THE MAINSTAY FUNDS

AMENDMENT TO THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 1st day of August 2010, between New York Life Investment Management LLC, (the “Manager”) and MacKay Shields LLC, (the Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to an Amended and Restated Subadvisory Agreement, dated February 26, 2010, as amended (the “Subadvisory Agreement”); and

WHEREAS, the parties hereby wish to amend the Subadvisory Agreement to reflect a revisions to the subadvisory fee for MainStay High Yield Corporate Bond Fund.

NOW, THEREFORE, the parties agree as follows:

(iii)	Effective August 1, 2010, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/ Kevin M. Bopp                                                                By:           /s/ Stephen P. Fisher
Name:           Kevin M. Bopp                                                                Name:           Stephen P. Fisher
Title:                      Vice President & Assistant                                                                           Title:           Senior Managing Director
General Counsel

MACKAY SHIELDS LLC

Attest: /s/ Ellen Metzger                                                                           By: /s/ Lucille Protas
Name:           Ellen Metzger                                                                           Name:           Lucille Protas
Title:           Senior Managing Director and General                                                                Title:           Acting Chief Executive Officer
Counsel

SCHEDULE A
(As of August 1, 2010)

As compensation for services provided by Subadvisor the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

FUND	ANNUAL RATE
Convertible Fund *	0.300% up to $500 million; 0.275% from $500 million to $1 billion; and 0.250% in excess of $1 billion
Diversified Income Fund *	0.300%
Global High Income Fund *	0.350%
Government Fund *	0.300% up to $1 billion; and 0.275% in excess of $1 billion
High Yield Corporate Bond Fund	0.300% up to $500 million; 0.275% from $500 million to $5 billion 0.2625% from $5 billion to $7 billion; and 0.250% in excess of $7 billion

Income Builder Fund*, (Formerly Total Return Fund)	0.320% up to $500 million; and 0.300% in excess of $500 million**
International Equity Fund *	0.600%
Tax Free Bond Fund *	0.250% up to $500 million; 0.2375% from $500 million to $1 billion; and 0.225% in excess of $1 billion
The portion of the fee based upon the average daily net assets of the respective Fund shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Fund.

Payment will be made to the Subadvisor on a monthly basis.

* For certain Funds listed above, the Manager has agreed to waive a portion of each Fund’s management fee or reimburse the expenses of the appropriate class of the Fund so that the class’ total ordinary operating expenses do not exceed certain amounts.  These waivers or expense limitations may be changed with Board approval.  To the extent the Manager has agreed to waive its management fee or reimburse expenses, MacKay Shields, as Subadvisor for these Funds, has voluntarily agreed to waive or reimburse its fee proportionately.

**MacKay Shields manages the fixed income portion of the Income Builder Fund (formerly Total Return Fund).  The annual rate is based on the percentage of MacKay Shields’ Allocated Assets constituting the Series’ average daily net assets.

NOTICE OF FEE WAIVER

THIS NOTICE OF FEE WAIVER is provided as of the 1st day of July, 2010, to The MainStay Funds, a Massachusetts business trust (the “Trust”), on behalf of the MainStay Large Cap Growth Fund (the “Fund”), by New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Manager has entered into an Amended and Restated Management Agreement with the Trust (the “Management Agreement”), pursuant to which the Manager is compensated based on the average net assets of the Funds and such compensation is paid by the Fund (“Management Fees”);

WHEREAS, the Manager believes that it is appropriate and in the best interests of the Manager, the Funds, and the Funds’ shareholders to voluntarily reduce the Management Fees of the Fund, as set forth on Schedule A; and

WHEREAS, the Manager understands and intends that the Fund will rely on this Notice in accruing the Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so;

NOW, THEREFORE, the Manager hereby provides notice as follows:

1. Fee Waivers by the Manager. The Manager agrees, effective at the close of business on July 1, 2010, to voluntarily waive a portion of its Management Fees as set forth on Schedule A.

2. Duration and Termination. The Manager’s undertaking to waive fees may terminated by the Manager at any time.

*           *           *

IN WITNESS WHEREOF, the Manager has signed this Notice as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: Senior Managing Director

SCHEDULE A

(As of July 1, 2010)

Voluntary Management Fee Waiver

The Manager has agreed to a voluntary management fee waiver such that the management fees for the Fund listed below shall be:

The Manager has agreed to voluntarily waive a portion of its management fee for MainStay Large Cap Growth Fund so that its management fee does not exceed: 0.720% on assets up to $500 million; 0.700% on assets from $500 to $2 billion; 0.650% on assets from $2 billion to $3 billion; and 0.600% on assets in excess of $3 billion. This voluntary waiver may be discontinued at any time.

169 Lackawanna Avenue Parsippany, NJ 07054 www.mainstayfunds.com
AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
As of February 26, 2010, as Amended August 1, 2010

Board of Trustees
The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re:         Expense Limitation Agreement

Dear Board of Trustees:

(1)           This letter will confirm New York Life Investment Management LLC’s (“New York Life Investments”) intent that, in the event the annualized ratio of total ordinary fund operating expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments and the fees and expenses of any other fund in which the Funds invest) to average daily net assets of each class of shares (the “Class”) for the series of The MainStay Funds listed below (each a “Fund” and collectively, the “Funds”), calculated daily in accordance with generally accepted accounting principles consistently applied, exceeds the percentage set forth below, New York Life Investments will waive a portion of the Fund’s management fees or reimburse the expenses of the appropriate Class of the Fund in the amount of such excess, consistent with the method set forth in Section (4) below.  With respect to the Funds listed below, except for MainStay Large Cap Growth Fund and MainStay Money Market Fund, an equivalent reduction as applicable for Class A shares will apply to the other Classes of the Fund.

FUND/CLASS	EXPENSE LIMIT
MainStay Diversified Income Fund Class A	1.16%
MainStay Equity Index Fund Class A	0.60%
MainStay Global High Income Fund Class A	1.35%
MainStay Government Fund Class A	1.03%
MainStay Large Cap Growth Fund Class I	0.85%
MainStay Money Market Fund
Class A	0.70%
Class B	0.80%
Class C	0.80%
Investor Class	0.80%
MainStay Principal Preservation Fund Class I	0.30%
MainStay Tax Free Bond Fund Class A	0.94%

New York Life Investments authorizes the Funds and the administrator to reduce our monthly expenses of the appropriate Classes of a Fund or reduce its monthly management fees to the extent necessary to effectuate the limitations stated in this Section (1), consistent with the method set forth in Section (4) below.  New York Life Investments authorizes the Funds and their administrator to request funds from us as necessary to implement the limitations stated in this Section (1).  New York Life Investments will pay to the Funds or Classes any such amounts, consistent with the method set forth in Section (4) below, promptly after receipt of such request.

(2)           The expense caps set forth in this Agreement are effective from February 26, 2010 through February 28, 2011.

(3)           The foregoing expense limitations supersede any prior agreement regarding expense limitations with respect to the specific Fund and Classes herein.  Each expense limitation is calculated on an annual, not monthly, basis, and is based on the fiscal year of the respective Fund.  Consequently, if the amount of expenses accrued by a Fund during a month is less than the Fund’s expense limitation, the following shall apply: (i) New York Life Investments shall be reimbursed by the respective Class(es) of the Fund in an amount equal to such difference, consistent with the method set forth in Section (4) below, but not in an amount in excess of any deductions and/or payments previously made during the year; and (ii) to the extent reimbursements are not made pursuant to Sub-Section (3)(i), the Fund and/or Class(es) shall establish a credit to be used reducing deductions and/or payments which would otherwise be made in subsequent months of the fiscal year of the relevant Fund.  During the term of this Agreement, New York Life Investments may recoup the amount of management fee waivers or expense reimbursements from a Fund or Class pursuant to this arrangement consistent with the method set forth in Section (4) below, if it does not cause the Fund or Class to exceed existing expense limitations and such action is taken during the fiscal year of the Fund in which New York Life Investments incurred the expense.

(4)           Any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of shares of a Fund in accordance with the terms of that Fund’s multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “18f-3 Plan”).  To this end, the benefit of any waiver or reimbursement of any management fee and any other “Fund Expense,” as such term is defined in the 18f-3 Plan, shall be allocated to all shares of the Fund based on net asset value, regardless of Class.

This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that a Fund is deemed to have paid a preferential dividend.  In the event of any conflict between any other term of this Agreement and this Section (4), this Section (4) shall control.

*        *        *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:   Senior Managing Director

ACKNOWLEDGED:

THE MAINSTAY FUNDS

By:   /s/ Jack R. Benintende
Name: Jack R. Benintende
Title:   Treasurer